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                                                                 EXHIBIT 10.34

                                     LEASE


     THIS LEASE (this "Lease") is made and entered into this 1st day of April, 1997, by and between BAT Rentals, Inc., a Nevada corporation (hereinafter called "Landlord"), and BAT Acquisition Corp., a Delaware corporation (hereinafter called "Tenant").

                              W I T N E S S E T H:

     Landlord, for and in consideration of the covenants and agreements hereinafter set forth to be kept and performed by both parties, does hereby demise and lease to Tenant (for the term hereinafter stipulated) the Premises (hereinafter called the "Demised Premises") commonly known as 2735 South Industrial Road, Las Vegas, Nevada 89109 and 2771 South Industrial Road, Las Vegas, Nevada 89109, together consisting of an area approximately 183,000 square feet; provided that the most northernmost portion of 2735 South Industrial Road outside the fenced yard used by BAT Rentals and consisting of an area approximately 14,430 square feet, which property is leased to a third party, shall not be considered to be part of the Demised Premises.

     Landlord hereby leases the Demised Premises to Tenant and hereby grants to Tenant its guests, invitees and licensees all easements, rights and privileges appurtenant thereto, including the right to use adjoining parking areas, driveways, roads, alleys and means of ingress and egress.

1. TERM: RENEWAL AND USE.

     A. The original term ("Term") of this Lease shall begin on April 1, 1997 (the "Commencement Date") and shall expire on October 1, 1998. Tenant may renew the Term of the Lease for an additional eighteen (18) month period by providing Landlord with notice of such renewal 90 days prior to the expiration of the Term. The "Term" shall include the original Term and any renewals thereof.

     B.   The Demised Premises may be used and occupied for any lawful purpose.

2.   RENTAL.

     A. Tenant does hereby covenant and agree to pay to Landlord, for the use and occupancy of the Demised Premises, at the times and in the manner hereinafter provided, $20,833.33 a month during the original Term and any renewal Term ("Base Rent"); provided that the Base Rent during any renewal Term shall be increased to reflect the change in the Consumer Price Index for the Western Region (as measured on the first day of the renewal Term) during the prior Term. Such Base Rent shall be paid in advance, without notice or invoice from Landlord, on the first day of each and every month during the Term hereof. In the event such Base Rent shall be determined under the



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provisions of Article 2 hereof to commence on a day other than the first day of a month or the term shall end on other than the last day of a month, then Base Rent shall be prorated accordingly.

     B. In order to secure the performance of the provisions of this Lease to be performed by the Tenant, Tenant has deposited with Landlord cash in the sum of $20,833.33 (the "Security Deposit"). In the event a default occurs of the type described in Article 17 hereof, Landlord may use or apply all or any part of the Security Deposit to remedy any such default and upon ten (10) days notice, Tenant shall remit to Landlord the amount of the Security Deposit so used or applied. The Security Deposit may be applied to the last monthly Base Rent payment. Any balance of the Security Deposit remaining at the expiration of the Term or termination of the Lease shall be returned to Tenant within thirty (30) days after the expiration of the Term. The terms of this Article 2 shall survive expiration of the Term or termination of the Lease.

3. TAXES. Landlord agrees to pay on or before the date when due, all real estate property taxes, general and special assessments which may be levied or assessed against the Demised Premises.

4. COMPLIANCE WITH LAWS. Tenant and Landlord agree to comply with all laws, ordinances, orders and regulations regarding the use and occupancy of the Demised Premises and the cleanliness, safety or operation thereof. Tenant agrees to comply with the reasonable regulations and requirements of any insurance underwriter, inspection bureau or similar agency with respect to improvements installed by Tenant. Tenant agrees to permit Landlord to comply with such recommendations and requirements with respect to that portion of the Demised Premises for which Landlord is responsible to repair and maintain.

5. CONDITION OF PREMISES. Tenant shall, during the Term of this Lease, have the right to report to Landlord any defects or condition which are in need of repair based upon the obligations of Landlords under this Lease. In connection therewith, Landlord shall be obligated within a reasonable amount of time, not to exceed thirty (30) days, to cure and correct such defects and conditions.

     Landlord warrants that upon delivery of the Demised Premises to Tenant the interior and exterior of the Demised Premises will meet with all present codes required at the time by regulations of governing authorities. If at any time the Demised Premises does not meet with codes as required by regulations of governing authorities, then, except for work that is specifically performed by Tenant for Tenant's use and occupancy, the Demised Premises will be brought up to the proper standards at Landlord's expense. If Landlord fails to prosecute such diligently and continuously until completion then Tenant may prosecute such repairs itself and apply the cost of same against the next Base Rent obligation due hereunder. Landlord shall also be responsible for paying any and all fines or penalties assessed by any governmental authority if the Demised Premises fails to meet codes and regulations of governmental authorities during the Term of this Lease with respect to items for which Landlord is responsible to repair and maintain as set forth in Article 6 of this Lease. Tenant shall be responsible for paying any or all fines or penalties for noncompliance or violation of codes and


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regulations of governmental authorities during the Term of this Lease with respect to items for which Tenant is responsible to repair and maintain as set forth in this Lease.

6. REPAIRS AND MAINTENANCE. Landlord covenants and agrees, at its expense without reimbursement or contribution by Tenant, to keep, maintain and replace, if necessary, the foundations, the exterior paint, the HVAC system, the plumbing system, the electrical system, the utility lines and connections to and other systems servicing the Demised Premises, the sprinkler mains, if any, structural elements including, without limitations the roof, roof membrane, roof covering (including interior ceiling), load-bearing walls, floors and masonry walls in good condition and repair. Tenant covenants and agrees to keep and maintain the Demised Premises in the same condition as existed at the Commencement Date, normal wear and tear, damage from casualty and condemnation excepted. In the event the Demised Premises become or are out of repair and condition due to the failure of Landlord or Tenant to comply with the terms of this Article 6, then the non-defaulting party shall have the right to perform or cause to be performed any and all repairs necessary to restore and repair the Demised Premises.

7. ALTERATIONS. Tenant shall not make any structural alterations to the Demised Premises without, in each instance, first obtaining the written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant shall be permitted to make interior nonstructural alterations, additions and improvements without Landlord's prior consent.

8. FIXTURES AND PERSONAL PROPERTY. Any trade fixtures, business equipment, inventory, trademarked items, signs, and other removable personal property installed in or on the Demised Premises ("Tenant's Property"), shall remain the property of the Tenant. Landlord agrees that Tenant shall have the right, at any time or from time to time, to remove any and all of Tenant's Property. Tenant, at its expense, shall immediately repair any damage occasioned by the removal of Tenant's Property and upon expiration or earlier termination of this Lease, shall leave the Demised Premises in a neat and clean condition, free of debris, normal wear and tear and damage from casualty and condemnation excepted.

9. LIENS. Neither Landlord nor Tenant shall permit to be created nor to remain undischarged any lien, encumbrance or charge arising out of any work or work claim of any contractor, mechanic or laborer of Tenant or material supplied by a materialman to, Landlord or Tenant which might be, or become, a lien or encumbrance or charge upon the Demised Premises. If any lien or notice of lien on account of an alleged debt of Landlord or Tenant or any notice of contract by a party engaged by Landlord or Tenant or Landlord's or Tenant's contractor to work in the Demised Premises shall be filed against the Demised Premises, the responsible party shall, within forty-five (45) days after notice of the filing thereof, cause the same to be discharged of record by payment, deposit or bond.

10. ACCESS TO PREMISES. Upon reasonable prior written notice, but in no event less than twenty-four (24) hours (except in the case of an emergency), Landlord may enter the Demised Premises during Tenant's business hours for purposes of inspection, to show the Demised Premises


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to prospective purchasers and lenders, or to perform maintenance and repair obligations imposed upon Landlord by this Lease.

11. SERVICES.

     A. Landlord agrees to cause the necessary mains, conduits and other facilities to be provided to make water, sewer, gas, phone and electricity available to the Demised Premises and to make available to Tenant water, sewer, gas, phone and electrical services prior to the Commencement Date at Landlord's expense.

     B. Tenant shall be solely responsible for and promptly pay all charges for the use and consumption of sewer, gas, electricity, water, phone and all other utility services used within the Demised Premises.

     C. If the said utilities or services are interrupted or terminated because of necessary repairs, installations, or improvements, or any cause beyond the Landlord's reasonable control and if Tenant is unable to operate its business, there shall be an abatement of all Base Rent and all other charges and items payable under this Lease during such time period and if such interruption shall continue for a period of more than seven (7) days, then Tenant may terminate the Lease.

12. DAMAGE TO PREMISES. In the event the Demised Premises is damaged or destroyed or rendered totally or partially untenantable for its accustomed use, by fire or other casualty, then Landlord shall, within sixty (60) days after such casualty, commence repair of said Demised Premises and within one hundred twenty (120) days after commencement of such repair, restore the Demised Premises to substantially the same condition in which it was immediately prior to the occurrence of the casualty, except as otherwise provided in this Article
12. From the date of such casualty until the Demised Premises is so repaired and restored all Base Rent and all other charges and items payable under this Lease shall abate in such proportion as the part of the Demised Premises thus damaged, destroyed or rendered untenantable bears to the total Demised Premises. If the Demised Premises cannot be repaired within 120 days, then Landlord or Tenant shall have right to terminate this Lease effective as of the date of such casualty, by giving one to the other within thirty (30) days of such casualty, written notice of termination. Tenant may also terminate this Lease upon thirty
(30) days notice if Landlord fails to commence or complete such restoration and repairs within the time period specified in this Article 12. If notice of termination is given within the applicable thirty (30) day period, this Lease shall terminate and Base Rent and all other charges shall abate as aforesaid from the date of such casualty, and Landlord shall promptly repay to Tenant any Base Rent paid in advance which has not been earned as of the date of such casualty.

13. INSURANCE.

     A. Landlord also agrees to carry, during the Term hereof, all risk property insurance (hereinafter, "Landlord's Property Insurance") covering fire and extended coverage, vandalism and malicious mischief, sprinkler leakage and all other perils of direct physical loss or damage insuring


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the improvements and betterments located in the Demised Premises, including the
Demised Premises and all appurtenances thereto (excluding Tenant's Property) for the full replacement value thereof. Landlord, upon request, shall furnish Tenant a certificate of such Landlord's Property Insurance. During the Term of this Lease, Tenant agrees to reimburse to Landlord, for Tenant's proportionate share of Landlord's annual total costs for the premiums for Landlord's Property Insurance.

     B. Tenant agrees to carry, during the Term hereof, Commercial General Liability insurance on the Demised Premises, naming Landlord as an additional insured, covering both Tenant and Landlord as their interest may appear, with companies reasonably satisfactory to Landlord and giving Landlord and Tenant a minimum of ten (10) days' written notice by the insurance company prior to cancellation or termination of such insurance. Such insurance shall be for limits of not less than One Million Dollars ($1,000,000.00) combined Bodily Injury and Property Damage Liability.

     C. Landlord and Tenant and all parties claiming under them, mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard, covered or required hereunder to be covered in whole or in part by insurance on the Demised Premises or in connection with property on or activities conducted on the Demised Premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof. This waiver shall not be required if the insurance carrier charges an additional premium in order to provide such waiver and the party benefitting from the waiver does not agree to pay the additional premium.

14. INDEMNIFICATION.

     A. Tenant hereby indemnifies and holds Landlord harmless from and against any and all claims, demands, liabilities and expenses, including attorneys, fees, arising from Tenant's use of the Demised Premises or from any act permitted, or any omission to act, in or about the Demised Premises by Tenant or its agents, employees or contractors, or from any breach or default by Tenant of this Lease, except to the extent caused by Landlord's negligence or willful misconduct. In the event any action or proceeding shall be brought against Landlord by reason of any such claim, Tenant shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord.

     B. Landlord hereby indemnifies and holds Tenant harmless from and against any and all claims, demands, liabilities and expenses, including attorneys' fees, arising from Landlord's obligations, actions or from any act permitted, or any omission to act, in or about the Demised Premises by Landlord or its agents, employees, contractors or invitees, or from any breach or default by Landlord of this Lease, except to the extent caused by Tenant's negligence or willful misconduct. In the event any action or proceeding shall be brought against Tenant by reason of any such claim, Landlord shall defend the same at Landlord's expense by counsel reasonably satisfactory to Tenant.



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15. ASSIGNMENT, SUBLETTING AND OWNERSHIP.

     A. Tenant shall have the right to sublet, assign or otherwise transfer its interest in this Lease to any parent, affiliate, or operating subsidiary of Tenant, subsidiary of Tenant's parent, or to a corporation with which it may merge or consolidate or to a company, entity or individual that purchases all or substantially all of the assets or common stock of Tenant either in one transaction or a series of transactions, without Landlord's approval, written or otherwise; provided that no such assignment or sublet shall be permitted nor valid unless the assignee or sublessee is sufficiently financially solvent at the time of the assignment or sublet to satisfy all obligations assigned to it by Tenant, including all obligations with respect to this Lease assigned to it. In the event of any such subletting, assignment or other transfer, Tenant shall automatically be released from all liability upon such assignment or sublease with respect to that portion of the Tenant's leasehold estate so assigned or subleased.

     B. The consent by Landlord to any other transfer, assignment, subletting, encumbrance, license or concession agreement, change of ownership or hypothecation shall not be unreasonably withheld, conditioned or delayed; provided, however, if Landlord fails to respond to any request by Tenant for Landlord's consent or approval within thirty (30) days of such request, the consent or approval of Landlord shall be deemed given.

     C. Landlord shall have the right to transfer, assign and convey, in whole or in part, any or all of the right, title and interest to the Demised Premises, provided such transferee or assignee shall be bound by the terms, covenants and agreements herein contained, and shall expressly assume and agree to perform the covenants and agreements of Landlord herein contained.

16. NON-DISTURBANCE AND ATTORNMENT.

     A. Upon written request of Landlord, or any mortgagee or beneficiary of Landlord, Tenant will, in writing, subordinate its right hereunder to the interest of any ground lessor of the land upon which the Demised Premises is situated and to the lien of any mortgage or deed of trust now or hereafter in force against the land and building of which the Demised Premises is a part, and upon any building hereafter placed upon the land of which the Demised Premises is a part and to all advances made or hereafter to be made upon the security thereof, provided, however, that the ground lessor, or the mortgagee or trustee named in said mortgage or deed of trust shall agree that Tenant's peaceable possession of the Demised Premises or its rights under this Lease will not be disturbed on account thereof.

     B. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deeds of trust, upon any such foreclosure or sale Tenant agrees to recognize such beneficiary or purchaser as the Landlord under this Lease, provided Tenant's rights under this Lease continue unabated and its tenancy shall not be disturbed.



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17. DEFAULTS BY TENANT.

     A. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

           (i) Any failure by Tenant to pay Base Rent or make any other payment required to be made by Tenant hereunder within ten (10) days after receipt of written notice from the Landlord; and

           (ii) A failure by Tenant to observe and perform any other material provision of this Lease to be observed or performed by the Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant, except that this thirty (30) day period shall be extended for a reasonable period of time if the alleged default is not reasonably capable of cure within said thirty (30) day period and Tenant proceeds to diligently cure the default.


     B. In the event of any breach of this Lease by Tenant, the Landlord, besides other rights or remedies Landlord may have, shall have the immediate right of re-entry and may remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant. Should Landlord elect to re-enter, as herein provided, or should he take possession pursuant to legal proceedings, or pursuant to any notice provided for by law, Landlord may either terminate this Lease or Landlord may from time to time, without terminating this Lease, re-let said Premises, or any part thereof, for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other fair market terms and conditions as Landlord in his sole reasonable discretion may deem advisable. Upon each such re-letting (a) Tenant shall be immediately liable to pay to Landlord, in addition to any indebtedness other than rent due hereunder, the reasonable cost and expenses of such re-letting, and the present value (using an 8.5% discount rate) of the amount, if any, by which the rent reserved in this Lease for the period of such reletting (up to but not beyond the term of this Lease) exceed the amount agreed to be paid as rent for the demised Premises for such period on such re-letting; or (b) at the option of Landlord rents received by such Landlord from such re-letting shall be applied; first, to the payment of any indebtedness, other than rent due hereunder from Tenant to Landlord; second, to the payment of any reasonable costs and expenses of such re-letting; third, to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by the Landlord and applied in payment of future rent as the same may become due and payable hereunder. If Tenant has been credited any amount of the rent to be received by such re-letting under option (a), and such rent shall not be promptly paid to Landlord by the new Tenant, or, if such rentals received from such re-letting under option (b) during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said Premises by Landlord shall be construed as an election on his part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a Court of competent jurisdiction. Notwithstanding any such re-letting without termination, Landlord may at


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any time thereafter elect to terminate this Lease for such previous breach.
Should Landlord at any time terminate this Lease for any breach, in addition to any other remedy he may have, he may recover from Tenant all damages he may incur by reason of such breach, including the cost of recovering the Premises, and including the present value (using an 8.5% discount rate) of the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, all of which amounts shall immediately be due and payable from Tenant to Landlord.

18. DEFAULT BY LANDLORD. If Landlord should be in default in the performance of any of its obligations under this Lease, which default continues for a period of more than thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (and Landlord has not undertaken procedures to cure the default within such thirty (30) day period and diligently pursued such efforts to complete such cure), Tenant may, in addition to any other remedy available at law or in equity, at its option, upon written notice, terminate this Lease, or may incur any expense necessary to perform the obligation of Landlord specified in such notice and deduct such expense from the Base Rent or other charges and payments due under the Lease.

19. SURRENDER OF PREMISES. Tenant shall, upon the expiration of the Term granted herein, or any earlier termination of this Lease for any cause, surrender to Landlord the Demised Premises, and all alterations, improvements and other additions which may be made or installed by either party to, in, upon or about the Demised Premises, other than Tenant's Property which shall remain the property of Tenant as provided in Article 8 hereof.

20. EMINENT DOMAIN.

     A. In the event that any material portion of the Demised Premises shall be appropriated or taken under the power of eminent domain by any public or quasi public authority, then at the election of Tenant, this Lease shall terminate and expire as of the date of such taking, and both Landlord and Tenant shall thereupon be released from any liability thereafter accruing under the Lease. Notice of any termination relating to such eminent domain proceeding must be made by Tenant to Landlord within sixty (60) days after receipt of written notice of such taking.

     B. If Tenant elects not to so terminate this Lease, Landlord shall promptly repair and restore the Demised Premises to the condition that existed, as near as possible, prior to such appropriation or taking, and Tenant may remain in that portion of the Demised Premises which shall not have been appropriated or taken, and thereafter all Base Rent and a other payments and charges under this Lease of Tenant shall be adjusted on an equitable basis, taking into account the relative value of the portion taken as compared to the portion remaining.

     C. Tenant shall have the right to pursue a claim for damages with the public or quasi public authority in connection with any eminent domain proceeding.



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21. ATTORNEYS' FEES.  In the event that at any time during the Term of this
Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of attorneys' fees and paralegal fees and disbursements incurred therein by the successful party. Such reimbursement shall include all legal expenses incurred prior to trial, at trial and at all levels of appeal and postjudgment proceedings.

22. NOTICES. Notices and demands required, or permitted, to be sent to those listed hereunder shall be sent by certified mail, return receipt requested, postage prepaid, or by Federal Express or other reputable overnight courier service and shall be deemed to have been given upon the date the same is postmarked if sent by certified mail or the day deposited with Federal Express or such other reputable overnight courier service, but shall not be deemed received until one (1) business day following deposit with Federal Express or other reputable overnight courier service or three (3) days following deposit in the United States Mail if sent by certified mail to address shown below, and addressed to:



LANDLORD:                   TENANT:
BAT Rentals, Inc.           BAT Acquisition Corp.
c/o Paul Bronken            c/o National Equipment Services, Inc.
1066 Vegas Valley Drive     6100 Sears Tower
Las Vegas, Nevada  89109    Chicago, Illinois 60606
                            Attn:   Kevin P. Rodgers

or at such other address requested in writing by either party upon thirty (30) days' notice to the other party.

23. REMEDIES. All rights and remedies of Landlord and Tenant herein created or otherwise extending at law are cumulative, and the exercise of one or more rights or remedies may be exercised and enforced concurrently or consecutively and whenever and as often as deemed desirable.

24. SUCCESSORS AND ASSIGNS. All covenants, promises, conditions, representations and agreements herein contained shall be binding upon, apply and inure to the parties hereto and their respective heirs, executors, administrators, successors and assigns.

25. WAIVER. The failure of either Landlord or Tenant to insist upon strict performance by the other of any of the covenants, conditions, and agreements of this Lease shall not be deemed a waiver of any subsequent breach or default in any of the covenants, conditions and agreements of this Lease.

26. HOLDING OVER. If Tenant or any party claiming under Tenant remains in possession of the Demised Premises or any part thereof after any termination or expiration of this Lease, Landlord,


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in Landlord's sole discretion, may treat such holdover as an automatic renewal of this Lease for a month-to-month tenancy subject to all the terms and conditions provided herein.

27. INTERPRETATION. The parties hereto agree that it is their intention hereby to create only the relationship of Landlord and Tenant, and no provision hereof, or act of either party hereunder, shall ever be construed as creating the relationship of principal and agent, or a partnership, or a joint venture or enterprise between the parties hereto.

28. COVENANT OF TITLE AND QUIET ENJOYMENT. Landlord covenants that it has full right, power and authority to make this Lease, and that Tenant or any permitted assignee or sublessee of Tenant, upon the payment of the Base Rent and performance of the covenants hereunder, shall and may peaceably and quietly have, hold and enjoy the Demised Premises and improvements thereon during the Term or any renewal or extension thereof.

29. ESTOPPEL. At any time and from time to time either party, upon request of the other party, will execute, acknowledge and deliver an instrument, stating, if the same be true, that the Lease identified in said instrument is a true and exact copy of this Lease between the parties hereto, that there are no amendments hereof (or stating what amendments there may be), that the Lease is then in full force and effect and that, to the best of its knowledge, there are no offsets, defenses or counterclaims with respect to the payment of Base Rent reserved under the Lease or in the performance of the other terms, covenants and conditions under the Lease on the part of Tenant or Landlord, as the case may be, to be performed, and that as of such date no default has been declared under the Lease by either party or if not specifying the same. Such instrument will be executed by the other party and delivered to the requesting party within fifteen (15) days of receipt, or else the statements made in the proposed estoppel request shall be deemed to be correct.

30. CONSENT. Wherever in this Lease Landlord or Tenant is required to give its consent or approval, such consent or approval shall not be unreasonably withheld, conditioned or delayed. Except as otherwise provided in this Lease, if no written response to a consent or request for approval is provided within thirty (30) days from the receipt of the request, then the consent shall be presumed to have been given.

31. WAIVER OF LANDLORD'S LIEN. Landlord hereby waives any contractual, statutory or other Landlord's lien on Tenant's furniture, fixtures, supplies, equipment, inventory and Tenant's Property.

32. SEVERABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provisions shall remain in full force and effect.

33. GOVERNING LAW AND VENUE. This Lease shall be governed by the laws of the state in which the Demised Premises is located.



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


34. BROKERS. Landlord and Tenant represent and warrant one to the other that they have not had any dealing with any real estate brokers or agents in connection with the negotiation of this Lease. Landlord and Tenant indemnify and hold each other harmless from and against any and all liability and cost which Landlord or Tenant may suffer in connection with real estate brokers claiming by, through or under either party seeking any commission, fee or payment in connection with this Lease.

35. TENANT'S CONDUCT OF BUSINESS. Notwithstanding anything herein to the contrary, nothing herein shall be construed as an obligation for Tenant to open or operate its business in the Demised Premises. Tenant shall have the right to remove Tenant's Property and cease operations in the Demised Premises at any time and at Tenant's sole discretion.

36. TIME OF THE ESSENCE. Time shall be of the essence in interpreting the provisions of this Lease.

37. ENTIRE AGREEMENT. This Lease contains all of the agreements of the parties hereto with respect to matters covered or mentioned in this Lease and no prior agreement, letters, representations, warranties, promises or understandings pertaining to any such matters shall be effective for any such purpose. This Lease may be amended or added to only by an agreement in writing signed by the parties hereto or their respective successors in interest.

38. AUTHORIZATION. Landlord and Tenant each represent and warrant to the other, that it has full power and authority to enter into this Lease and to perform all of its obligations hereunder and that the execution and delivery of this Lease does not and will not violate or conflict with any provision of any law, contract, mortgage, lien, lease, instrument, agreement or judgment to which it is a party or which is binding on such party. If Landlord or Tenant is a corporation, limited liability company or partnership or other organization, the person executing this Lease on behalf of such organization represents and warrants that they have been duly authorized to execute this Lease on behalf of such organization.

39. RIGHT OF FIRST REFUSAL. Throughout the term of this Lease, in the event Landlord shall receive a bona fide offer for the purchase of all or any part of the Demised Premises, and which offer Landlord desires to accept, Landlord shall send notice thereof to Tenant as herein provided, setting forth the name and address of the offeror and the terms of the offer. Tenant shall have fourteen
(14) days after receipt of such notice in which to elect to purchase the Demised Premises, or the part thereof subject to the offer, as the case may be, on the same terms and conditions as contained in the offer, such election to be exercised by notice in writing to Landlord as hereinafter provided, sent within such fourteen-day period. In the event Tenant shall elect to purchase such property, such notice of election to purchase shall designate a date for the closing of the transaction not less than thirty (30) days nor more than ninety
(90) days after the exercise of such option, and the closing shall be held on the closing date so designated. In the event Tenant shall not elect to purchase such property, then Landlord shall be permitted to consummate the sale thereof to the offeror on the terms and conditions set forth in the notice of such offer to Tenant. In the event, however, that Landlord shall not consummate such sale to the offeror on such terms and conditions within ninety (90) days from the date of the sending of notice of such offer to Tenant, then the provisions hereof shall be fully reinstated and the rights of Tenant hereunder shall be restored with respect to any subsequent sale of the Demised Premises, or any portion thereof. In any event, this right of first refusal shall remain in full force and effect during the Term of this Lease as to any part of the Demised Premises not subject to such offer. Tenant's right of first refusal shall be applicable throughout the entire term of the Lease, notwithstanding any transfers or sale of the Demised Premises or portion thereof.


40. MEMORANDUM OF LEASE. The Parties hereto agree to enter into a Memorandum of Lease in the form attached hereto and agree that such Memorandum of Lease shall be recorded in the public records of the jurisdiction in which the Demised Premises is located.

                           *     *     *     *     *

     IN WITNESS WHEREOF, the parties hereto have executed this Lease on the day and year first mentioned.

                                            TENANT:

                                            BAT ACQUISITION CORP.,
                                            a Delaware corporation

                                            By: /s/ Kevin Rodgers
                                                ----------------------------
                                            Name:  Kevin Rodgers
                                            Title: CEO

                                            LANDLORD:

                                            BAT Rentals, Inc.,
                                            a Nevada corporation

                                            By: /s/ Paul B. Bronken
                                                ----------------------------
                                            Name:  Paul B. Bronken
                                            Title: President